                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                            BROOKS AUTOMATION, INC.
                (Name of Registrant as Specified In Its Charter)

                            [NAME OF PERSON FILING]
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

January 14, 2000

To our Shareholders:

Brooks Automation's Annual Meeting of Shareholders will be held on February 24, 2000 at 10:00 a.m. at Corporate Headquarters, 15 Elizabeth Drive, Chelmsford, Massachusetts. I would like to explain the non-routine proposals that will be considered at the Meeting and explain why I need you to vote with management on these proposals.

Proposal 2 asks you to vote in favor of the 2000 Compensation Stock Option Plan which reserves an additional 1,000,000 shares of common stock for option grants. The reason for the additional shares is simple. With our recent series of acquisitions, Brooks has chosen to award stock options to a significant number of new employees to align their interests with the long-term interests of Brooks. This plan of awards has consumed the stock available for option grants at a higher rate than previously anticipated and the Company needs more shares to adequately reward employees in the current fiscal year. Without these additional shares, Brooks could be at a disadvantage in attracting, retaining and incentivizing the employees necessary to achieve success. I urge you to vote in favor of Proposal 2.

Proposal 3 also asks you to authorize an additional 500,000 shares of common stock for the Employee Stock Purchase plan. This plan has been a tremendous success over the past few years, with a historic participation rate of 54%. We now need to add shares to the plan to continue this success with our long-term employees and extend this benefit to the recent additions to the Brooks family. I urge you to vote for Proposal 3.

Lastly, Proposal 4 asks you to double the authorized shares of common stock available from 21,500,000 to 43,000,000. Our management team has been very active in building a bigger and stronger Brooks through acquisitions using stock, cash, debt and stock options as currency. The number of shares outstanding is getting close to the current authorized limit. By increasing the number of shares authorized, management will continue to have the flexibility to use a wide variety of financial instruments to continue building a stronger and bigger Brooks. I urge you to vote for Proposal 4.

I appreciate your support over the years and count on your support in the future. In my ten years as CEO, I have never felt more confident about our ability to meet our customers', our shareholders' and our employees' needs. I am counting on your vote in favor of these proposals.

Sincerely yours,

Robert J. Therrien
President
Chief Executive Officer

p.s. We are encouraging our registered and street named shareholders to vote on these proposals electronically, following the instructions enclosed in your proxy statement. Of course, traditional voting by signing and returning by mail the enclosed proxy continues to be available.

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

                            BROOKS AUTOMATION, INC.

                        To Be Held On February 24, 2000

     The Annual Meeting of Stockholders of Brooks Automation, Inc. will be held on February 24, 2000 at 10:00 a.m., local time, at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, for the following purposes:

     1. To elect four (4) directors to serve for the ensuing year and until their successors are duly elected.

     2. To consider and act upon a proposal to adopt the Brooks Automation, Inc. 2000 Combination Stock Option Plan.

     3. To consider and act upon a proposal to amend the Company's 1995 Employee Stock Purchase Plan.

     4. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of shares of the Company's Common Stock authorized thereunder from 21,500,000 to 43,000,000.

     5. To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

     The Board of Directors has fixed January 3, 2000 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

     All stockholders are cordially invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting, however, you are urged to authorize your proxy by following one of these steps as promptly as possible):

     (A) Complete, date, sign and return the enclosed Proxy Card (a postage-prepaid envelope is enclosed for that purpose); or

     (B)  Vote via the internet (see the instructions on the enclosed Proxy
          Card); or

     (C) Vote via telephone (toll-free) in the United States and Canada (see the instructions on the enclosed Proxy Card).

     The internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered stockholder interested in voting via the internet or telephone are set forth on the enclosed Proxy Card.

     Any stockholder attending the Annual Meeting may vote in person even if that stockholder has returned a Proxy Card or voted via the internet or telephone.

                                         By Order of the Board Of Directors

                                         Lawrence M. Levy,
                                         Secretary

Chelmsford, Massachusetts
January   , 2000

                             YOUR VOTE IS IMPORTANT

     YOU ARE URGED TO PROMPTLY AUTHORIZE YOUR PROXY BY FOLLOWING THE VOTING INSTRUCTIONS, SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED. HOWEVER, YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY AUTHORIZING A PROXY AT A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

                            BROOKS AUTOMATION, INC.

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held February 24, 2000

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Brooks Automation, Inc., a Delaware corporation (the "Company") with its principal executive offices at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, for use at the Annual Meeting of Stockholders to be held on February 24, 2000, and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about January 14, 2000. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company will also use Corporate Investor Communications, Inc., a proxy solicitation firm, to solicit proxies on behalf of the Company. The Company expects to pay Corporate Investor Communications, Inc. approximately $6,000 plus certain expenses for its services.

     Only stockholders of record at the close of business on January 3, 2000 will be entitled to receive notice of, and to vote at, the Meeting. As of that
date, there were outstanding and entitled to vote           shares of Common
Stock, $.01 par value (the "Common Stock"), of the Company. Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

     The enclosed proxy, if executed and returned or if authorized pursuant to the internet or telephone voting procedure, will be voted as directed on the proxy or, in the absence of such direction, for the election of the nominees as directors, for the proposal to adopt the 2000 Combination Stock Option Plan, for the proposal to amend the 1995 Employee Stock Purchase Plan and for the proposal to amend the Certificate of Incorporation to increase the number of shares of Common Stock authorized thereunder from 21,500,000 to 43,000,000. If any other matters shall properly come before the Meeting, the authorized proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by authorizing a proxy (by executing a proxy or by making an authorized internet or telephone communication) on a later date, or by attending and voting at the Meeting.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     At the Meeting, four directors are to be elected to serve until the 2001 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The Board of Directors has nominated the persons listed below for election as directors.

     All four nominees are currently directors of the Company. It is the intention of the persons named as proxies to vote for the election of the nominees. In the unanticipated event that any such nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate. With the exception of Mr. Juergen Giessmann, the nominees have not been nominated pursuant to any arrangement or understanding with any person. Mr. Giessmann was nominated pursuant to a Stockholder Agreement in connection with the Company's acquisition of the Infab division of Jenoptik AG. See "Certain Transactions -- Stockholder Agreement."

     The following table sets forth certain information with respect to the nominees. When used below, positions held with the Company include positions held with the Company's predecessors and subsidiaries.

                                                                                               DIRECTOR
NAME                                                      AGE             POSITION              SINCE
----                                                      ---   -----------------------------  --------
Robert J. Therrien......................................  65    Director, President and Chief    1989
                                                                  Executive Officer
Roger D. Emerick(1)(2)..................................  60    Director                         1993
Amin J. Khoury(1)(2)....................................  60    Director                         1994
Juergen Giessmann.......................................  53    Director                         1999

---------------
(1) Member of the Company's Compensation Committee.

(2) Member of the Company's Audit Committee.

     Mr. Robert J. Therrien has been the President, Chief Executive Officer and a director of the Company since its incorporation in 1989 when he initiated the acquisition of the Brooks Automation Division of Aeronca Electronics, Inc. From 1983 to 1989, Mr. Therrien served as a consultant to the Company and other firms in the semiconductor industry. From 1972 until its sale to Schlumberger Industries in 1983, Mr. Therrien cofounded and served as Chairman and President of Accutest Corporation, a semiconductor automatic test equipment company. Mr. Therrien is currently a director of MKS Instruments, Inc., a supplier of measurement and control components for laboratory and industrial applications throughout the microelectronics industry. Mr. Therrien also serves on the NYNEX Customer Advisory Board and the Advisory Committee of the Massachusetts Office of Business Development.

     Mr. Roger D. Emerick has been a director of the Company since October 1993. Mr. Emerick has been a director of Lam Research Corporation ("Lam"), a semiconductor equipment supplier, since 1982 and Chairman of the Board of Directors of Lam since 1984. Mr. Emerick served as President of Lam from 1982 to 1989 and as its Chief Executive Officer from 1982 to August 1997. See "Certain Transactions." Mr. Emerick is also a director of: Electroglas, Inc., a manufacturer of automatic wafer probing equipment; IPEC, a semiconductor processing equipment manufacturer; and Semiconductor Equipment and Materials International, a global trade association that represents the semiconductor and flat panel display equipment and materials industries.

     Mr. Amin J. Khoury has been a director of the Company since July 1994. Since 1987, Mr. Khoury has served as Chairman of the Board of B/E Aerospace, Inc., a designer, manufacturer and marketer of airline interior furnishings. Mr. Khoury is also Chairman of the Board of Applied Extrusion Technologies, Inc., a manufacturer of oriented polypropylene films and extruded polymer nets.

     Mr. Juergen Giessmann has been a director of the Company since October 1999. Mr. Giessmann became a director pursuant to a Stockholder Agreement in connection with the Company's acquisition of the Infab division of Jenoptik AG. See "Certain Transactions -- Stockholder Agreement." Since 1981, Mr. Giessmann has served Meissner + Wurst Zander Holding GmbH ("M+W"), a company active in the semiconductor and pharmaceutical markets, in a variety of positions. In 1992 he became its Managing Director, in charge of sales and marketing, human resources and purchasing divisions. Mr. Giessmann has been a member of the Jenoptik AG Board of Management since M + W's acquisition by Jenoptik AG in January 1996, and in this capacity has been responsible for the Jenoptik Group's semiconductor activities as well as special duties in Marketing and Sales.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held five meetings during the fiscal year ended September 30, 1999. The Board of Directors also acted on 16 occasions by unanimous written consent in lieu of a special meeting. Each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he was a member during such fiscal year.

     The Board of Directors has an Audit Committee, currently composed of Messrs. Emerick and Khoury, which met two times during the fiscal year ended September 30, 1999. The functions performed by this Committee include recommending to the Board of Directors the engagement of the independent accountants, reviewing the scope of internal controls and reviewing the implementation by management of recommendations made by the independent accountants.

     The Board of Directors has a Compensation Committee, currently composed of Messrs. Emerick and Khoury, which met one time during the fiscal year ended September 30, 1999. The functions of the Compensation Committee include determining salaries, grants and awards under incentive plans, benefits and overall compensation.

COMPENSATION OF DIRECTORS

     Nonemployee directors of the Company receive $1,000 cash compensation for each Board meeting they attend, in addition to expenses reasonably incurred. Nonemployee directors who are members of the Compensation Committee receive $4,000 per year for their services on the Compensation Committee. Nonemployee directors who are members of the Audit Committee receive $4,000 per year for their services on the Audit Committee. Each nonemployee director is granted options to purchase 10,000 shares of Common Stock on the date he is first elected a director and options to purchase 5,000 shares of Common Stock on July 1 of each year thereafter pursuant to the Company's 1993 Nonemployee Director Stock Option Plan. Employee directors may elect to participate in the Company's 1995 Employee Stock Purchase Plan and may be granted options under the Company's 1992 Combination Stock Option Plan and, if approved by the stockholders at the Meeting, the Company's 2000 Combination Stock Option Plan.

INDEMNIFICATION AGREEMENTS

     The Company has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with any future directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of the director.

     The indemnification agreements provide that the Company will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding, specifically including actions by or in the name of the Company (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will receive indemnification unless he is found not to have acted in good faith and in a manner he reasonably believed to be in the best interests of the Company.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of December 15, 1999 with respect to the beneficial ownership of the Common Stock by each director, each nominee for director, each named executive officer in the Summary Compensation Table under "Executive Compensation" below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Common Stock. This information is based upon information received from or on behalf of the named individuals.

                                                              SHARES OF COMMON STOCK
NAME**                                                        BENEFICIALLY OWNED(1)     PERCENT OF CLASS
------                                                        ----------------------    ----------------
Robert J. Therrien(2)(12)...................................        1,305,840                 10.1%
c/o Brooks Automation, Inc. 15 Elizabeth Drive Chelmsford,
MA 01824
David R. Beaulieu(3)........................................           19,044                    *
James A. Pelusi(4)..........................................           41,237                    *
Michael W. Pippins(5).......................................           85,478                    *
Ellen B. Richstone(6).......................................           15,517                    *
Michael F. Werner(7)........................................           84,600                    *
Roger D. Emerick(8).........................................           25,000                    *
Juergen Giessmann(9)........................................               --                   --
Amin J. Khoury(10)..........................................           10,000                    *
Kopp Investment Advisors, Inc.(11)..........................        1,299,075                 10.2%
  7701 France Avenue South, Suite 500 Edina, Minnesota 55435
M+W Zander Holding GmbH(12).................................          868,572                  6.8%
  Lotterbergstrasse 30 70499 Stuttgart Germany
Mellon Bank Corporation(13).................................          774,254                  6.1%
  c/o Mellon Bank Corporation One Mellon Bank Center
  Pittsburgh, Pennsylvania 15258
All directors and executive officers as a group.............        1,616,495                 12.3%
  (12 persons)(2)(3)(4)(5)(6)(7)(8)(9)(10)

---------------
 *    Less than 1% of the outstanding Common Stock.

 **   Address provided for beneficial owners of more than 5% of the Common
      Stock.

 (1) Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed except to the extent shared by spouses under applicable law.

 (2) Includes 183,850 shares issuable pursuant to stock options exercisable within 60 days of December 15, 1999. Excludes shares held by certain children and grandchildren of Mr. Therrien, as to which he disclaims beneficial ownership.

 (3) Includes 17,100 shares issuable pursuant to stock options exercisable within 60 days of December 15, 1999.

 (4) Includes 15,053 shares issuable pursuant to stock options exercisable within 60 days of December 15, 1999.

 (5) Includes 49,118 shares issuable pursuant to stock options exercisable within 60 days of December 15, 1999.

 (6) Includes 15,000 shares issuable pursuant to stock options exercisable within 60 days of December 15, 1999.

 (7) Includes 43,350 shares issuable pursuant to stock options exercisable within 60 days of December 15, 1999.

 (8) Includes 16,000 shares issuable pursuant to stock options exercisable within 60 days of December 15, 1999.

 (9) Excludes 868,572 shares held by M+W, as to which Mr. Giessmann disclaims beneficial ownership. Mr. Giessman is one of four managing directors of M+W.

(10) Consists of 10,000 shares issuable pursuant to stock options exercisable within 60 days of December 15, 1999.

(11) Kopp Investment Advisors, Inc. filed an amended Schedule 13G with the Securities and Exchange Commission in January 1999 on behalf of itself, Kopp Holding Company and LeRoy C. Kopp indicating beneficial ownership of this amount. Of this amount, Kopp Investment Advisors, Inc. has sole voting power with respect to 461,500 shares and LeRoy C. Kopp has sole voting power with respect to 78,000 shares.

(12) Voting of shares is subject to a Stockholder Agreement dated September 30, 1999 among the Company, Robert J. Therrien in his capacity as a stockholder of the Company, M+W and Jenoptik AG as described below under the heading "Certain Transactions -- Stockholder Agreement."

(13) Mellon Bank Corporation filed a Schedule 13G with the Securities and Exchange Commission in February 1999 on behalf of itself and Mellon Bank N.A. indicating beneficial ownership of this amount. Of this amount, Mellon Bank Corporation has sole voting power with respect to 771,054 shares.

MANAGEMENT

     The names of the Company's executive officers who are not directors of the Company, and certain biographical information furnished by them, are set forth below.

NAME                                           AGE                 POSITION WITH THE COMPANY
----                                           ---    ---------------------------------------------------
David R. Beaulieu............................  41     Vice President and General Manager, Vacuum Business
                                                        Unit
James A. Pelusi..............................  43     Senior Vice President, Factory Automation Division
Michael W. Pippins...........................  39     Vice President, OEM, Global Operations and Business
                                                        Development
Ellen B. Richstone...........................  48     Senior Vice President, Finance and Administration
                                                      and Chief Financial Officer
Michael F. Werner............................  54     Senior Vice President, Operations

     Mr. David R. Beaulieu joined the Company in May 1996 as Vice President, Engineering and served as such until October, 1999 when his title was changed to Vice President and General Manager, Vacuum Business Unit due to a corporate reorganization. From 1993 to 1996, Mr. Beaulieu served as Vice President, Product Operations of the Time/Data Systems Division of Simplex Corporation, a manufacturer of industrial equipment. From 1991 to 1993, Mr. Beaulieu served as Vice President of Research and Development for Tropel Corporation, a manufacturer of advanced optical systems for semiconductor equipment. From 1979 to 1991, Mr. Beaulieu served GCA, a unit of General Signal Corporation, in a variety of positions including Director of Lithographic Engineering.

     Mr. James A. Pelusi joined the Company in September 1998 as Senior Vice President, Automation Software and served as such until October, 1999 when his title was changed to Senior Vice President, Factory Automation Division due to a corporate reorganization. Prior to joining the Company, Mr. Pelusi served as President and Chief Executive Officer of FASTech Integration, Inc. (acquired by the Company effective September 30, 1998) which he founded in 1986. From 1983 to 1986, Mr. Pelusi served as Director of the Electronic Applications Business Segment of GMF Robotics, a joint venture between General Motors Corporation and Fanuc Ltd. From 1979 to 1983, Mr. Pelusi served the Packard Electric Division of General Motors Corporation in various engineering and manufacturing systems positions.

     Mr. Michael W. Pippins served as Vice President, Global Operations and Business Development from October 1998 until October, 1999 when his title was changed to Vice President, OEM, Global Operations and Business Development due to a corporate reorganization. Mr. Pippins joined the Company in March 1992 as its Director of Sales and Marketing and in June 1993 was promoted to Vice President, Sales and Marketing. From 1989 to 1992, Mr. Pippins served as strategic marketing manager for Varian Associates, a manufacturer of semiconductor production equipment.

     Ms. Ellen B. Richstone joined the Company in November 1998 as Senior Vice President, Finance and Administration, and Chief Financial Officer. From 1997 to November 1998, Ms. Richstone served as Executive Vice President and Chief Financial Officer of The Frontier Group, a start-up health care provider. From 1992 to 1996, Ms. Richstone served as Vice President and Chief Financial Officer of Augat, Inc., a manufacturer of telecommunications, electronics and automotive products. In 1992, Ms. Richstone also served Rohr Inc. as Senior Vice President and Chief Financial Officer. From 1989 to 1992, Ms. Richstone served as Executive Vice President and Chief Financial Officer of Honeywell Bull Information Systems, and from 1981 to 1989 she served in various management positions and finally as Vice President and Treasurer of Data General Corporation.

     Mr. Michael F. Werner has served as Senior Vice President, Operations of the Company since December 1997. Mr. Werner joined the Company in February 1993 as Vice President, Operations. From 1984 to 1993, Mr. Werner served GCA, a unit of General Signal Corporation, in a variety of positions including Senior Vice President, Operations. For the seven years prior to 1984, Mr. Werner held various financial management positions at Xerox Corporation.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation during the last three fiscal years of each of the Chief Executive Officer and the five other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended September 30, 1999.
                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                        COMPENSATION
                                                                  ANNUAL COMPENSATION      AWARDS
                                               --------------------------------------   -------------
                                                                         OTHER ANNUAL    SECURITIES
                                      YEAR                               COMPENSATION    UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION           ENDED    SALARY($)   BONUS($)(1)      ($)(2)      OPTIONS(#)(3)   COMPENSATION(4)
---------------------------          -------   ---------   -----------   ------------   -------------   ---------------
Robert J. Therrien.................  9/30/99    356,605      95,172         27,513         115,000          51,596
Chief Executive Officer              9/30/98    279,985          --         27,261              --          49,612
  and President(5)                   9/30/97    244,596          --         27,329              --          50,314
David R. Beaulieu..................  9/30/99    178,269      33,250          9,890          19,000          10,733
  Vice President and General
  Manager,                           9/30/98    140,385          --         10,281              --           9,621
  Vacuum Business Unit               9/30/97    122,865          --         10,365           9,000           7,679

                                                                                          LONG TERM
                                                                                        COMPENSATION
                                                                  ANNUAL COMPENSATION      AWARDS
                                               --------------------------------------   -------------
                                                                         OTHER ANNUAL    SECURITIES
                                      YEAR                               COMPENSATION    UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION           ENDED    SALARY($)   BONUS($)(1)      ($)(2)      OPTIONS(#)(3)   COMPENSATION(4)
---------------------------          -------   ---------   -----------   ------------   -------------   ---------------
James A. Pelusi....................  9/30/99    189,940      45,000          9,538          49,000           6,632
  Senior Vice President, Factory          --         --          --             --
  Automation Division(6)                  --         --
Michael W. Pippins.................  9/30/99    177,500      33,250         10,587          17,000           7,304
  Vice President, OEM, Global        9/30/98    140,385          --         10,065              --           6,996
  Operations and Business
  Development                        9/30/97    122,865          --         10,209              --           6,784
Ellen B. Richstone.................  9/30/99    192,115      58,150         12,958          60,000          49,374
  Senior Vice President                   --         --          --             --              --              --
  Finance and Administration              --         --          --             --              --              --
  and Chief Financial Officer(5)(7)
Michael F. Werner..................  9/30/99    196,154      42,000         10,928              --          16,236
  Senior Vice President,             9/30/98    149,846          --          9,717              --          15,458
  Operations                         9/30/97    128,536          --         10,185              --          15,738

---------------
(1) Includes bonuses paid in December 1999 for performance during the fiscal year ended September 30, 1999. Of Ms. Richstone's $58,150 bonus, $8,900 was paid during fiscal year ended September 30, 1999 and $49,250 was paid in December of 1999.

(2) Represents lease and insurance payments made for automobiles used by Messrs. Therrien, Beaulieu, Pippins and Werner and automobile allowances for Mr. Pelusi and Ms. Richstone.

(3) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive payments during fiscal 1997, 1998 or 1999.

(4) In addition, "All Other Compensation" above consists of the following:

                                                               YEAR ENDED SEPTEMBER 30
                                                            -----------------------------
                                                             1999       1998       1997
                                                            -------    -------    -------
Robert Therrien
401(k) matching contributions.............................  $ 1,639    $ 1,000    $ 1,463
  Life insurance premiums.................................   49,957     48,612     48,851
                                                            -------    -------    -------
                                                            $51,596    $49,612    $50,314
                                                            =======    =======    =======
David R. Beaulieu
  401(k) matching contributions...........................  $ 2,674    $ 2,106    $   150
  Life insurance premiums.................................    8,059      7,515      7,529
                                                            -------    -------    -------
                                                            $10,733    $ 9,621    $ 7,679
                                                            =======    =======    =======
James A. Pelusi
  401(k) matching contributions...........................  $ 2,271         --         --
  Life insurance premiums.................................    4,361         --         --
                                                            -------    -------    -------
                                                            $ 6,632         --         --
                                                            =======    =======    =======
Michael W. Pippins
  401(k) matching contributions...........................  $ 2,319    $ 2,106    $ 1,883
  Life insurance premiums.................................    4,985      4,890      4,901
                                                            -------    -------    -------
                                                            $ 7,304    $ 6,996    $ 6,784
                                                            =======    =======    =======

                                                               YEAR ENDED SEPTEMBER 30
                                                            -----------------------------
                                                             1999       1998       1997
                                                            -------    -------    -------
Ellen B. Richstone
  401(k) matching contributions...........................  $ 1,243         --         --
  Life insurance premiums.................................    8,131         --         --
  Signing Bonus (see "Employment Contracts")..............   40,000
                                                            -------    -------    -------
                                                            $49,374         --         --
                                                            =======    =======    =======
Michael F. Werner
  401(k) matching contributions...........................  $ 2,739    $ 2,248    $ 2,475
  Life insurance premiums.................................   13,497     13,210     13,263
                                                            -------    -------    -------
                                                            $16,236    $15,458    $15,738
                                                            =======    =======    =======

(5) See "Employment Contracts" below.

(6) Mr. Pelusi joined Brooks on September 30, 1998.

(7) Ms. Richstone joined Brooks in November 1998.

EMPLOYMENT CONTRACTS

     Robert J. Therrien. In October 1994, the Company entered into an employment agreement with Robert J. Therrien, its President and Chief Executive Officer, which entitled Mr. Therrien to a minimum annual salary of $230,000, subject to increases for inflation, and to consideration for discretionary bonuses. The employment agreement, which has a seven-year term, provides that Mr. Therrien will receive retirement compensation at the rate of Mr. Therrien's salary in effect as of the date he terminates employment with the Company for a period equal to one and one-half times the number of years Mr. Therrien serves the Company after October 1, 1994. In the event of Mr. Therrien's death or permanent disability, he or his estate has the option of receiving his retirement compensation over a period of not less than four years. The Company will also provide Mr. Therrien with certain life insurance benefits over the term of the agreement and for so long as the Company owes him retirement compensation, an automobile allowance and such other employment benefits as may be generally available to employees of the Company.

     Under the agreement, if Mr. Therrien terminates his employment with the Company upon a change in control of the Company or for good reason (a material reduction in his overall level of responsibility without his consent), the Company shall pay Mr. Therrien, in addition to the retirement compensation, a lump sum severance payment equal to $1 less than three times Mr. Therrien's average annual compensation during the five most recent years. In addition, all of Mr. Therrien's options will automatically vest.

     Mr. Therrien's employment agreement also contains noncompetition and confidentiality provisions. The noncompetition provision prohibits Mr. Therrien from directly or indirectly competing with the Company so long as he is an employee of the Company and for a period of two years thereafter.

     Ellen B. Richstone. In October 1998, the Company entered into an employment agreement with Ellen B. Richstone, its Senior Vice President Finance and Administration and Chief Financial Officer, which entitles Ms. Richstone to a base salary of $225,000 per year and to participation in the discretionary executive bonus program, as well as a guaranteed annual bonus of $10,000. Pursuant to the agreement, in November 1998, the Company granted to Ms. Richstone options to purchase 60,000 shares of Common Stock of the Company at an exercise price of $13.25 per share, the fair market value of the Company's Common Stock on the date of grant. In the event Ms. Richstone's employment with the Company is terminated for reasons other than cause, the agreement provides that Ms. Richstone will receive either one year of her then current base salary or $250,000, whichever is greater.

     The agreement also provides Ms. Richstone with certain other benefits, including an automobile allowance of $15,000 per year, the opportunity to participate in insurance plans and other employment benefits as may be generally available to senior executives of the Company. In connection with Ms. Richstone's joining the Company, the Company paid her a signing bonus of $40,000. The Company has entered into an indemnification agreement with Ms. Richstone on the same terms as the Company's directors. See "Indemnification Agreements."

CHANGE-IN-CONTROL ARRANGEMENTS

     On November 11, 1999, the Company entered into change of control agreements with certain key employees, including each of its named executive officers other than Mr. Therrien, whose employment contract offers change of control benefits. The Board of Directors determined that it was in the best interests of the Company and its stockholders to assure that the Company have the continued dedication of these persons, notwithstanding the possibility, threat, or occurrence of a change in control of the Company. The purpose of the agreements is to diminish the inevitable distraction for these persons caused by the personal uncertainties and risks created by a pending or threatened change of control and to encourage their full attention and dedication to the Company currently and in the event of any threatened or pending change of control. The agreements have terms of five years and automatically renew in five year increments unless a party to the agreement objects in writing in advance of the renewal. The agreements provide that in the event of a change of control these persons will retain their then current compensation and benefits for the lesser of a period of one year or until terminated for cause. The agreements also provide that the position of such person upon a change of control shall be at least commensurate with the highest position held by such person prior to the change of control, after completion of a six month transitional period. Under the agreements, if the employee is terminated other than for cause, disability or death or if the employee resigns for good reason the employee is entitled to one year of salary in a lump sum payment and the continuation of certain benefits for 18 months. Under Ms. Richstone's change of control agreement, all of her options will vest immediately and she will receive a lump sum payment equal to the greater of $250,000 or her then current base salary if she is terminated other than for cause, disability or death or resigns for good reason in connection with a change of control of the Company. For purposes of the agreements, "cause" means willful acts of dishonesty, repeated breaches by the employee of the agreement or the conviction of a felony involving moral turpitude. Good reason includes diminution of the responsibility or position of the employee, the Company's breach of the agreement or the involuntary relocation of the employee.

BONUS PLAN

     The Company maintains a bonus program for certain employees, including executive officers, under which such employees may be awarded discretionary cash bonuses based upon an evaluation of individual performance and the performance of the Company during the year.

STOCK PURCHASE PLAN

     In February 1996, the Company adopted the 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan") to provide employees of the Company with additional incentives by permitting them to acquire an equity interest in the Company through the purchase of shares of the Common Stock. The Stock Purchase Plan is more fully described under "Proposal No. 3 -- Amendment of the 1995 Employee Stock Purchase Plan" below.

STOCK OPTION PLANS

     The following tables set forth certain information with respect to the stock options granted to and exercised by the named executive officers during fiscal 1999 and the aggregate number of and value of options exercisable and unexercisable held by the named executive officers during fiscal 1999.

                  AGGREGATE OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS                             POTENTIAL
                          -----------------------------------------------------        REALIZABLE VALUE
                          NUMBER OF     % OF TOTAL                                        AT ASSUMED
                          SECURITIES      OPTIONS                                      ANNUAL RATES OF
                          UNDERLYING    GRANTED TO                                 STOCK PRICE APPRECIATION
                           OPTIONS       EMPLOYEES      EXERCISE                      FOR OPTION TERM(3)
                           GRANTED          IN           PRICE       EXPIRATION    ------------------------
NAME                         #(1)       FISCAL YEAR    $/SHARE(2)       DATE         5%($)         10%($)
----                      ----------    -----------    ----------    ----------    ----------    ----------
Robert J. Therrien......   115,000          8.6          14.625        1/4/2009    1,057,722     2,680,476
David R. Beaulieu.......    19,000          1.4          14.625        1/4/2009      174,754       442,861
James A. Pelusi.........    40,000          3.0           9.625       10/2/2008      242,124       613,591
                             9,000           .7          17.875       5/27/2009      101,173       256,393
Michael W. Pippins......    17,000          1.3          14.625        1/4/2009      156,359       396,244
Ellen B. Richstone......    60,000          4.5          13.250      11/19/2008      499,971     1,267,025
Michael F. Werner.......    18,000          1.4          14.625        1/4/2009      165,557       419,553

---------------
(1) Stock options become exercisable at the rate of 25 percent per year over a four year period commencing one year from the date of grant.

(2) The exercise price is equal to the fair market value of the stock on the date of grant.

(3) The 5% and 10% assumed rates of annual compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

AGGREGATE OPTION EXERCISE IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES       VALUE OF UNEXERCISED IN-
                               SHARES                         UNDERLYING UNEXERCISED        THE-MONEY OPTIONS AT
                             ACQUIRED ON        VALUE         OPTIONS AT 9/30/99 (#)            9/30/99($)(2)
NAME                         EXERCISE #     REALIZED $(1)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                         -----------    -------------    -------------------------    -------------------------
Robert J. Therrien.........    225,000       $5,134,500           155,100/120,000             2,336,156/365,125
David R. Beaulieu..........         --               --             12,350/35,750                76,922/153,922
James A. Pelusi............         --               --              4,237/50,983                37,358/324,056
Michael W. Pippins.........      1,566       $  192,224             44,868/22,000                657,180/82,750
Ellen B. Richstone.........         --               --                  0/60,000                     0/258,750
Michael F. Werner..........         --               --             38,850/23,000                566,852/85,688

---------------
(1) The "value realized" reflects the appreciation on the date of exercise (based on the excess of the fair market value of the shares on the date of exercise over the exercise price). However, because the named executive officers may keep the shares they acquired upon the exercise of the options (or sell them at a different price), these amounts do not necessarily reflect cash realized upon the sale of those shares.

(2) Based on the closing price of the Company's Common Stock on September 30, 1999 on the Nasdaq National Market of $17.5625, minus the respective option exercise prices.

     1992 Combination Stock Option Plan. Under the Company's 1992 Combination Stock Option Plan (the "1992 Plan"), which is administered by the Compensation Committee, the Company may grant both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended ("incentive stock options"), and other options which are not qualified as incentive stock options ("nonqualified stock options"). Incentive stock options may only be granted to persons who are employees of the Company at the time of grant, which may include officers and directors who are also employees. Nonqualified stock options may be granted to persons who are officers, directors or employees of or consultants or advisors to the Company or persons who are in a position to contribute to the long-term success and growth of the Company at the time of grant. Options granted under the 1992 Plan generally vest over a period of four years. A total of 1,950,000 shares of Common Stock has been reserved for issuance under the 1992 Plan. Of these shares, options on 1,062,043 shares have been granted and are outstanding and 262,925 shares remain available for grant as of September 30, 1999. In order to align the 1992 Plan with its current practices, in January 2000 the Board of Directors amended the 1992 Plan to eliminate the Company's ability to grant restricted stock under the 1992 Plan and to require that all options be granted with exercise prices not less than fair market value.

     1993 Nonemployee Director Stock Option Plan. The purpose of the 1993 Nonemployee Director Stock Option Plan (the "Directors Plan") is to attract and retain the services of experienced and knowledgeable independent directors of the Company for the benefit of the Company and its stockholders and to provide additional incentives for such independent directors to continue to work for the best interests of the Company and its stockholders. Each director who is not an employee of the Company or any of its subsidiaries is eligible to receive options under the Directors Plan. Under the Directors Plan, each eligible director receives an automatic grant of an option to purchase 10,000 shares of Common Stock upon becoming a director of the Company and an option to purchase 5,000 shares on July 1 each year thereafter. A total of 190,000 shares of Common Stock has been reserved for issuance under the Directors Plan. Of these shares, options on 56,000 shares have been granted and are outstanding and 96,000 shares remain available for grant as of September 30, 1999.

     1998 Employee Equity Incentive Plan. The purpose of the 1998 Employee Equity Incentive Plan (the "1998 Plan"), adopted by the Board of Directors of the Company in April 1998, is to attract and retain employees and provide an incentive for them to assist the Company to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company. All employees of the Company, other than its officers and directors, are eligible to participate in the 1998 Plan. A total of 850,000 shares of Common Stock have been reserved for issuance under the 1998 Plan. Of these shares, options on 794,375 shares have been granted and are outstanding and 55,725 shares remain available for grant as of September 30, 1999. In order to align the 1998 Plan with its current practices, in January 2000, the Board of Directors amended the 1998 Plan to eliminate the Company's ability to award nonqualified stock options with exercise prices at less than fair market value.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of Messrs. Emerick and Khoury. Neither Mr. Emerick nor Mr. Khoury is or was formerly an officer or employee of the Company. Mr. Therrien, the President and Chief Executive Officer of the Company, has the authority to grant options for not more than 9,000 shares to employees who are not executive officers on terms that are consistent with the 1992 Plan. Mr. Therrien granted options to purchase an aggregate of 68,075 shares in fiscal 1999. Prior to November 1994, all decisions regarding compensation of executive officers were made by the entire Board of Directors.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors is comprised of two non-employee directors and is responsible for establishing compensation policies applicable to the Company's executive officers including the Chief Executive Officer.

     The Company's compensation policies are intended to attract, retain and motivate highly qualified executive officers by providing incentives that closely align the interests of the executive officers with those of the Company and its stockholders. The Compensation Committee uses a combination of cash and equity components to offer a balance of short-term and long-term incentives.

     The compensation of executive officers consists of base compensation, bonus, the grant of options and participation in benefit plans generally available to employees. The base salary of an executive officer is established after considering the level of his responsibility and the quality of his performance, and after reviewing data gathered through an executive compensation benchmarking study of comparable companies prepared for the Company by PricewaterhouseCoopers LLP (the "Executive Compensation Benchmarking Study"). In assessing the information contained in the study, the Compensation Committee considers the nature of the business, the size and the profitability of comparable companies. No particular weight is given to any of these factors. In setting compensation, the Compensation Committee strives to maintain base compensation for the Company's executive officers at levels which the Compensation Committee believes are competitive with the compensation of comparable executive officers in similarly situated companies, while relying upon stock options, the bonus plan and benefit plans generally available to employees such as the Stock Purchase Plan to provide significant performance incentives.

     Executive officers are eligible for performance bonuses under the Company's Bonus Plan of 20% to 40% of their base salary. The extent of these bonuses is determined based on factors such as individual performance goals, teamwork, leadership and initiative, with no greater emphasis on one factor than on another. These bonuses are contingent on the Company's overall financial performance. Bonuses of $382,141 were paid to executive officers for the fiscal year ended September 30, 1999, excluding Ms. Richstone's signing bonus of $40,000.

     Each of the executive officers, including Mr. Therrien, and all key employees are eligible to receive grants of options under the 1992 Plan. The 1992 Plan is used to align a portion of the executive officers' and key employees' compensation with the stockholders' interests and the long-term success of the Company. In determining the number of options to be granted to each executive officer or key employee, the Compensation Committee makes a subjective determination based on factors such as the individual's level of responsibility, performance and number of options held by the executive officer, with no particular weight given to any factor. During fiscal 1999, 353,000 options were granted to executive officers under the 1992 Plan. The 1995 Employee Stock Purchase Plan provides all of the Company's employees, including executive officers, with a means of acquiring the Company's stock, further aligning the interests of executive officers, employees and stockholders.

     The Company entered into an employment agreement with Robert J. Therrien, its Chief Executive Officer, in October 1994. This employment agreement entitles Mr. Therrien to a minimum annual salary of $230,000, subject to adjustment for inflation, consideration for discretionary bonuses, certain life insurance benefits and, for so long as the Company owes him retirement compensation, an automobile allowance and such other employment benefits as are generally available to employees of the Company. See "Employment Contracts." In January of 1998, Price Waterhouse LLP, Global Human Resources Solutions, provided the Company with Peer Group Salary data that indicated Brooks' senior management was being paid below market. Salary adjustments were approved, but implemented in two steps due to the financial condition of the Company. The first half of the increase was implemented on January 5, 1998 (bringing Mr. Therrien's base to

$289,400). The second half of the base salary increase was implemented on October 26, 1998 (bringing Mr. Therrien's base salary to $320,000 annually).

     In December of 1998, the Company contracted PricewaterhouseCoopers to:

     1.  assist the Company in developing a total compensation philosophy;

     2. compare the compensation of its top nine senior managers and 30 other selected positions to market, using proxy data from selected "peer" companies and survey data;

     3. recommend modifications to base, total cash, and equity compensation levels; and

     4. recommend a comprehensive program of cash based incentives for the Company.

     The results of this study indicated that Mr. Therrien's base salary of $320,000 was below the mid-market base salary level for chief executive officers. Therefore, Mr. Therrien's base salary was increased to $362,560 on April 1, 1999, to bring him to mid-market. On September 27, 1999, it was further increased to $380,688 to bring him above mid-market, in line with the Company's newly-developed compensation philosophy to be a base pay leader.

                                         Compensation Committee

                                         Roger D. Emerick
                                         Amin J. Khoury

PERFORMANCE GRAPH

     The following graph compares the change in the Company's cumulative total stockholder return for the period from February 2, 1995, when the Common Stock became publicly traded, to September 30, 1999, the last trading day of fiscal 1999, with the cumulative total return on the CRSP Index for the NYSE/AMEX/ Nasdaq Stock Market (U.S. Companies) and the CRSP Index for NYSE/AMEX/Nasdaq (SIC 3550-3559 U.S. Companies) Special Industry Machinery, Except Metalworking Machinery, for that period.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

                                               BROOKS AUTOMATION, INC.        NYSE/AMEX NASDAQ             NYSE/AMEX/NASDAQ
                                               -----------------------       STOCK MARKET (U.S.            STOCKS (SIC 3550-
                                                                                 COMPANIES)              3559--U.S. COMPANIES)
                                                                             ------------------       SPECIAL INDUSTRY MACHINERY,
                                                                                                          EXCEPT METALWORKING
                                                                                                               MACHINERY
                                                                                                      ---------------------------
2/2/95                                                 100.00                      100.00                        100.00
9/29/95                                                215.00                      126.40                        217.70
9/30/96                                                126.30                      150.50                        138.10
9/30/97                                                383.80                      207.00                        329.60
9/30/98                                                 99.40                      214.30                        150.10
9/30/99                                                175.60                      273.20                        382.90

     Assumes $100 invested on February 2, 1995 in the Common Stock, the CRSP Index for the NYSE/ AMEX/Nasdaq Stock Market (U.S. Companies) and the CRSP Index for NYSE/AMEX/Nasdaq (SIC 3550-3559 U.S. Companies) Special Industry Machinery, Except Metalworking Machinery, and the reinvestment of all dividends.

CERTAIN TRANSACTIONS

     Lam Research Corporation. Purchases by Lam Research Corporation ("Lam") accounted for approximately 15% of the Company's revenues during fiscal 1999. Lam's Chairman, Roger Emerick, serves on the Company's Board of Directors. There is no agreement or arrangement requiring the election of Mr. Emerick or any other representative of Lam to serve as a director of the Company.

     Sales to Lam have been made in the ordinary course of the Company's business, and the Company believes that the terms of its transactions with Lam have not been less favorable to the Company than could have been obtained from a party unaffiliated with the Company purchasing products of similar types and at comparable volumes.

     Loan to Robert J. Therrien. On August 13, 1999, the Company loaned $546,750 to Robert J. Therrien, the President, Chief Executive Officer and a director of the Company, to fund the exercise price due from Mr. Therrien to the Company to exercise options held by Mr. Therrien to purchase 225,000 shares of the Common Stock. Mr. Therrien repaid all principal and accrued interest on the loan on November 19, 1999. The loan was unsecured, accrued interest at a rate of 9% per annum and was due in full on January 3, 2000.

     Stockholder Agreement. On September 30, 1999, the Company acquired substantially all of the assets and assumed certain of the liabilities of the Infab Division of Jenoptik AG ("Jenoptik") in exchange for 914,286 shares of Common Stock issued to its subsidiary M+W, subject to a 5% holdback and to adjustment. As part of this acquisition, the Company appointed Juergen Giessman, a member of the Board of Directors of Jenoptik, to the Company's Board of Directors pursuant to a Stockholder Agreement dated September 30, 1999 among the Company, Jenoptik, M+W, and Robert J. Therrien. Under the Stockholder Agreement, until Jenoptik no longer holds all its shares purchased from the Company in this transaction, or until September 30, 2004, whichever occurs first, the Company agreed to nominate a reasonably acceptable candidate of Jenoptik to the Company's Board of Directors in each election of the Company's directors and Robert J. Therrien agreed to vote all his shares in favor of such nominees for election to the Board of Directors. Jenoptik, in turn, agreed to vote in favor of the other candidates to the Company's Board of Directors nominated by the Company's existing Board. Jenoptik also agreed to vote for other matters in the same proportion as the votes cast by the other holders of the Common Stock. Jenoptik agreed not to buy or sell shares of the Common Stock except in specified circumstances. Jenoptik further agreed to share certain information with the Company regarding upcoming factory automation projects, to give the Company a right of first refusal as a supplier and to award the Company an exclusive supply contract with guaranteed, minimum gross margin of at least $15 million in connection with an upcoming project. Jenoptik and the Company also entered into a one year transitional services agreement, pursuant to which Jenoptik agreed to allow the Company to occupy space at its Jena, Germany manufacturing facility and to receive support services from Jenoptik. The Company agreed to reimburse Jenoptik for provision of space and support services at cost.

     Proposed Stockholder Agreement. On December 15, 1999, the Company entered into an agreement to acquire Auto-Soft Corporation and AutoSimulations, Inc. from their sole stockholder, Daifuku America Corporation, the U.S. affiliate of Daifuku Co., Ltd. of Japan, subject to the satisfaction of customary closing conditions. Upon completion of the transaction, the Company will be required to pay $27 million in cash, issue shares of Common Stock valued at $16 million (determined based upon a formula market price) and issue a note in the amount of $16 million payable one year from the date of closing. The note is unsecured and bears interest at 4% per year. If the transaction is completed, the Company expects that Daifuku American Corporation will hold slightly less than 5% of its outstanding Common Stock. One of the closing conditions requires the parties to enter into a Stockholder Agreement among the Company, Daifuku America Corporation and Daifuku Co., Ltd. Under the Stockholder Agreement, Daifuku America Corporation and Daifuku Co., Ltd. must take such action as may be required so that all voting securities of the Company owned by Daifuku America Corporation, Daifuku Co., Ltd. and any of the affiliates of either (i) are represented at all meetings and (ii) are voted in accordance with the recommendation of the Company's Board of Directors. The Stockholder Agreement also restricts Daifuku America Corporation and Daifuku Co., Ltd. from buying or selling shares of Common Stock except in specified circumstances. A separate Registration Rights Agreement will provide Daifuku America Corporation with registration rights for the Common Stock it will receive in the transaction. Another closing condition requires the parties to enter into a series of cross-licensing arrangements which, in some cases, provide most favored customer terms.

                                 PROPOSAL NO. 2

               ADOPTION OF THE 2000 COMBINATION STOCK OPTION PLAN

     In December 1999, the Board of Directors of the Company adopted, subject to stockholder approval, the Company's 2000 Combination Stock Option Plan (the "2000 Plan"). The purposes of the 2000 Plan are to attract and retain employees and to provide an incentive for them to assist the Company to achieve long-range performance goals and to enable them to participate in the long-term growth of the Company. In order to retain key personnel at the acquired companies, the Company has assumed and granted options in connection with its recent acquisitions. Because of the relatively few options which remain available for grant as compared to the number of employees, the Board of Directors has determined that it is in the Company's best interest to increase the number of options available for grant, thereby increasing the Company's ability to attract and retain key employees.

     The following is a summary description of the 2000 Plan and is qualified in its entirety by reference to the full text of the 2000 Plan, which is attached hereto as Exhibit A.

     Under the 2000 Plan the Company may grant (i) incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) options that are not qualified as incentive stock options ("nonqualified stock options").

     All employees of the Company or any affiliate of the Company capable of contributing significantly to the successful performance of the Company are eligible to participate in the 2000 Plan.

     The 2000 Plan is administered by the Board of Directors of the Company, or if the Board determines, by a committee consisting of at least two nonemployee directors of the Board of Directors (the "Committee"). The Committee will serve at the pleasure of the Board which can, at its sole discretion, discharge any member of the Committee, appoint additional new members in substitution for those previously appointed and fill vacancies regardless of how they are caused. The Board has the authority to adopt, alter and repeal administrative rules, guidelines and practices governing the operation of the 2000 Plan and to interpret provisions of the 2000 Plan. The Board may delegate to the Committee, to the extent permitted by applicable law, the power to make awards to participants and all determinations under the 2000 Plan with respect thereto.

     The maximum aggregate number of shares of Common Stock available for issuance under the 2000 Plan is 1,000,000 shares. The shares of Common Stock available for issuance under the 2000 Plan are subject to adjustment for any stock dividend, recapitalization, stock split, stock combination or certain other corporate reorganizations. Shares issued may consist in whole or in part of authorized but unissued shares or treasury shares. Shares subject to an award that expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded will again be available for award under the 2000 Plan. No awards have been made under the 2000 Plan. The closing price of the Common Stock on January
3, 2000 was $          .

     Subject to the provisions of the 2000 Plan, the Board may award incentive stock options and nonqualified stock options and determine the number of shares to be covered by each option, the option price therefor and the conditions and limitations applicable to the exercises of the option. Each option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable award or thereafter.

     The terms and conditions of incentive stock options shall be subject to and comply with section 422 of the Code and any regulations thereunder. No incentive stock option granted under the 2000 Plan may be granted more than ten years after the effective date of the 2000 Plan and no such grant may be exercisable more than seven years from the date of grant (five years after the date of grant for incentive stock options granted to holders of more than ten percent of the Common Stock). Incentive stock options shall be granted only to employees of the Company and shall be transferable by the optionee only by the laws of descent and distribution, and shall be exercisable only by the employee during his or her lifetime.

     The exercise price for nonqualified stock options and incentive stock options must at least equal the fair market value of the Common Stock. Incentive stock options may be granted to the holders of more than ten percent of the Common Stock only at an exercise price of at least 110% of the fair market value of the Common Stock on the date of the grant.

     Each option shall be evidenced by a written document delivered to the participant specifying the terms and conditions thereof and containing such other terms and conditions consistent with the provisions of the 2000 Plan as the Board of Directors considers necessary or advisable. The terms of each type of option need not be identical and the Board need not treat participants uniformly. The Board may amend, modify or terminate any outstanding option, including substituting therefor another option, changing the date of exercise and converting an incentive stock option to a nonqualified stock option, provided that the participant's consent to such action shall be required unless the Board determines that the action would not materially and adversely affect the participant.

     The Board of Directors will determine whether awards granted pursuant to the 2000 Plan are settled in whole or in part in cash, Common Stock, other securities of the Company, other property or such other methods as the Board of Directors may deem appropriate. The Board may permit a participant to defer all or any portion of a payment under the 2000 Plan. In the Board's discretion, tax obligations required to be withheld in respect of an award may be paid in whole or in part in shares of Common Stock, including shares retained from such award. The Board will determine the effect the award of the death, disability, or retirement or other termination of employment of a participant and the extent to which and period during which the participant's legal representative, guardian or designated beneficiary may receive payment of an award or exercise rights thereunder.

     The Board of Directors of the Company may amend, suspend or terminate the 2000 Plan or any portion thereof at any time; provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable law, rules or regulations.

FEDERAL INCOME TAX CONSEQUENCES

     The following general discussion of the Federal income tax consequences of awards granted under the 2000 Plan is based upon the provisions of the Code as in effect on the date hereof, current regulations thereunder and existing public and private administrative rulings of the Internal Revenue Service. This discussion is not intended to be a complete discussion of all of the Federal income tax consequences of the 2000 Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state, local or foreign tax laws. The 2000 Plan is not qualified under Section 401 of the Code, nor is it subject to provisions of the Employee Retirement Income Security Act of 1974, as amended. The tax treatment of each kind award under the 2000 Plan is as follows:

     Incentive Stock Options. An option holder generally will not recognize taxable income upon either the grant or the exercise of an incentive stock option. However, under certain circumstances, there may be alternative minimum tax or other tax consequences, as discussed below.

     An option holder will recognize taxable income upon the disposition of the shares of Common Stock received upon exercise of an incentive stock option. Any gain recognized upon a disposition that is not a "disqualifying disposition" (as defined below) will be taxable as long-term capital gain.

     A "disqualifying disposition" means any disposition of shares of Common Stock acquired on the exercise of an incentive stock option within two years of the date the stock option was granted or within one year of the date the shares were transferred to the option holder. The use of the shares acquired pursuant to the exercise of an incentive stock option to pay the option exercise price under another incentive stock option is treated as a disposition for this purpose. In general, if an option holder makes a disqualifying disposition, an amount equal to the excess of (i) the lesser of (a) the fair market value of the shares on the date of exercise or (b) the amount actually realized on the disposition over (ii) the option exercise price will be taxable as ordinary income and the balance of the gain recognized, if any, will be taxable as either long-term or short-term capital gain, depending on the option holder's holding period for the shares. In the case of a gift or certain other transfers, the amount of ordinary income taxable to the option holder is not limited to the amount of gain which would be recognized in the case of a sale. Instead, it is equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price.

     In general, in the year of exercise of an incentive stock option, an option holder must compute the excess of the fair market value of the shares issued upon exercise over the exercise price and include this amount in the calculation of his or her alternative minimum taxable income. Because of the many adjustments that apply to the computation of the alternative minimum tax, it is not possible to predict the application of the tax to any particular option holder. However, an option holder may owe alternative minimum tax even though he or she has not disposed of the shares or otherwise received any cash with which to pay the tax, and with the enactment of the Taxpayer Relief Act of 1997, the alternative minimum tax rate is now higher than the rate applicable to long-term capital gains.

     The Company will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option provided the option holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, the Company will generally be entitled to a deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

     Nonqualified Stock Options. The recipient of a non-qualified stock option under the 2000 Plan will not recognize any taxable income at the time the stock option is granted. Upon exercise, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of Common Stock received on the date of exercise over the option exercise price. Upon a subsequent sale of the shares, long-term or short-term capital gain or loss (depending upon the holding period) will generally be recognized equal to the excess of the difference between the amount realized over the fair market value of the shares on the date of exercise.

     The application of the tax rules to an option holder who receives shares that are subject to a substantial risk of forfeiture (for example, if the shares must be returned to the Company if the recipient does not work for the Company for a period of time, if any, specified in the award) are more complex. In that case the recipient generally will not recognize income until the date that shares are no longer subject to the substantial risk of forfeiture.

     Certain option holders are subject to Section 16(b) of the Securities Exchange Act of 1934 ("Section 16(b)") upon their sale of shares of Common Stock. If an option holder is subject to Section 16(b), the date on which the fair market value of the shares is determined may similarly be postponed. The IRS regulations have not yet been amended to conform with the most recent revision to Section 16(b). However, it is generally anticipated that the date on which the fair market value of the shares is determined (the "Determination Date") will be the earlier of (i) the date six months after the date the stock option was granted, or, if earlier, (ii) the first day on which the sale of the shares would not subject the individual to liability under Section 16(b). It is possible that the six month period will instead run from the option holder's most recent grant or purchase of Common Stock prior to his or her exercise of the stock option. On the Determination Date, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of Common Stock at that time over the option exercise price.

     Despite the general rule, in the case of a substantial risk of forfeiture, or in the case of recipients subject to Section 16(b) (if the Determination Date is after the date of exercise), the option holder may make an election pursuant to Section 83(b) of the Code, in which case the option holder will recognize ordinary taxable income at the time the stock option is exercised and not on the later date. In order to be effective, the Section 83(b) election must be made and filed with the IRS within 30 days after exercise.

     The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

     In the case of a nonqualified stock option, an option holder who pays the option exercise price, in whole or in part, by delivering shares of Common Stock already owned by him or her will generally recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. However, if shares received on the exercise of an incentive stock option are used to exercise a nonqualified stock option, within the time periods that apply to a disqualifying disposition, then the rules for disqualifying dispositions, described above, will apply. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of the shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

     The affirmative vote of a majority of the votes of holders of the Common Stock present in person or by proxy at the Meeting is required for adoption of Proposal No. 2.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 2.

                                 PROPOSAL NO. 3

                         AMENDMENT OF THE 1995 EMPLOYEE
                              STOCK PURCHASE PLAN

     The Company's 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan") is intended to provide employees of the Company with additional incentives by permitting them to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock. The following is a summary description of the Stock Purchase Plan and is qualified in its entirety by reference to the text of the Stock Purchase Plan which is attached hereto as Exhibit B.

     The Board of Directors has approved an amendment to the Stock Purchase Plan, subject to stockholder approval, to increase the number of shares of Common Stock available for purchase thereunder from 250,000 shares to 750,000 shares and to make minor typographic or grammatical corrections.

     The Stock Purchase Plan provides that all employees of the Company (including officers and directors) who work more than twenty hours per week and more than five months in any calendar year on or before the first day of the applicable offering period are eligible to participate. However, no employee who holds five percent (5%) or more of the Company's Common Stock is eligible to participate. Further, no employee may be granted an option pursuant to which the employee's right to purchase Common Stock under the Stock Purchase Plan accrues at a rate which exceeds $25,000 of fair market value of such stock per year. Approximately 613 employees are currently eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan is administered by the Compensation Committee.

     Eligible employees of the Company elect to participate in the Stock Purchase Plan by giving notice to the Company and instructing the Company to withhold a specified dollar amount from the employee's salary during the following six-month period (the periods run from January 1 to June 30 and from July 1 to December 31 and each is referred to as an "Offering Period"). On the last business day of that Offering Period, the amount withheld is used to purchase Common Stock at a price equal to 85% of the fair market value of the Common Stock on either the first day of the Offering Period or on the last day of the Offering Period, whichever is less (the "Option Exercise Price"). (For this purchase, fair market value is the average of the high and low sales prices as reported on the Nasdaq National Market System. If no shares are traded on those days, the average of the fair market values on the immediately preceding and next following business day on which shares are traded is used instead.) The Company technically grants an option to each participant, on the first day of the Offering Period, to purchase, on the last day of the Offering Period, at the Option Exercise Price, that number of shares of Common Stock that his or her accumulated payroll deductions on the last day of the Offering Period will pay for at such price. The option is automatically deemed to be exercised if the employee is still a participant on the last day of the Offering Period. Participation ends automatically upon termination of employment with the Company.

     A participating employee may authorize a payroll deduction of any even dollar amount, equal to not more than ten percent (10%) of his or her base pay (including commissions, if applicable), but not less than $5.00 per payroll period. Deductions from any employee's compensation may not be increased or decreased during an Offering Period. Under the Stock Purchase Plan, the number of shares purchased at the end of any Offering Period may not be more than 1,500 shares.

     An employee may withdraw from the Stock Purchase Plan, and withdraw all of the payroll deductions credited to his or her account under the Stock Purchase Plan, at any time prior to the last business day of any Offering Period. Upon such a withdrawal, the Company will refund without interest the entire remaining balance of the employee's deductions.

     The maximum number of shares of Common Stock which may be purchased by employees under the Stock Purchase Plan is 250,000 shares, subject to adjustments for stock splits, stock dividends and similar transactions. Such shares may be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. To date, 154,486 shares of Common Stock have been purchased under the Stock Purchase Plan and 95,514 shares remain available for purchase under the Plan. As described above, the Board of Directors has approved an amendment to the Stock Purchase Plan, subject to stockholder approval, to increase the number of shares of Common Stock available for purchase thereunder from 250,000 shares to 750,000 shares.

     The Stock Purchase Plan may be amended by the Board of Directors from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would materially increase the number of shares of Common Stock which may be issued under the Stock Purchase Plan, materially increase the benefits accruing to participants in the Stock Purchase Plan or materially modify the requirements as to eligibility for participation in the Stock Purchase Plan.

     The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. An employee will not recognize income on the grant or exercise of an option under the Stock Purchase Plan, and the Company will not have a deduction. If the employee does not dispose of the shares of

Common Stock for at least two years from the grant of an option under the Stock Purchase Plan, the employee will realize ordinary income upon disposition (including by sale, gift or death) in an amount equal to the lesser of: (i) the excess of the fair market value of the Common Stock at the time of disposition over the Option Exercise Price, or (ii) 15% of the fair market value of the Common Stock on the first day of the Offering Period. Gain in excess of this amount, if any, will be taxed as long-term capital gain. If the sale price is less than the price paid, the employee will not recognize any ordinary income, and any loss that he suffers on the sale will be a capital loss. The Company will not have a deductible compensation expense as a result of the purchase of stock under the Stock Purchase Plan, unless there is a premature disposition, as described below.

     If shares purchased under the Stock Purchase Plan are sold by an employee within two years after the option is granted, then the employee will realize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the Option Exercise Price. Any remaining gain will be treated as capital gain, which may be long or short term, depending on the time that the shares are held. If an employee does recognize ordinary income as a result of a premature disposition, a compensation deduction is allowed to the Company in an equal amount, provided the Company timely provides the recipient and the Internal Revenue Service with a form W-2 or W-2c, whichever is applicable.

     The foregoing summary of the effect of federal income taxation upon the participant and the Company with respect to the purchase of shares under the Stock Purchase Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside.

     The affirmative vote of a majority of the votes of holders of the Common Stock present in person or by proxy at the Meeting is required for adoption of Proposal No. 3.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 3.

                                 PROPOSAL NO. 4

             AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
                THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors unanimously approved and recommends to the Company's stockholders that they consider and approve the proposed amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.01 par value, from 21,500,000 to 43,000,000. The additional shares of Common Stock would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. If the proposed amendment is approved by the Company's stockholders, the first paragraph of Article Fourth of the Company's Certificate of Incorporation would read in its entirety as follows:

     "(a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 43,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), and (ii) 1,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock")."

     Pursuant to Delaware corporate law, the Board of Directors is authorized to issue from time to time any and all authorized and unissued shares of Common Stock for any proper corporate purposes without prior stockholder approval, except as may be required for a particular transaction by the Company's Certificate of

Incorporation, or by the rules of the Nasdaq National Market, or any other stock exchange on which the Company's securities may then be listed.

     The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The number of the Company's authorized, but unissued and unreserved shares of Common Stock is diminishing. As of January 3, 2000, there
were                shares of Common Stock issued and outstanding. On December
15, 1999, the Company entered into an agreement to acquire Auto-Soft Corporation and AutoSimulations, Inc. from their sole stockholder, Daifuku America Corporation, subject to the satisfaction of customary closing conditions. Upon completion of that transaction, the Company will be required to pay $27 million in cash, issue $16 million of Common Stock determined based upon a formula price and issue a note in the amount of $16 million payable in one year from the date of closing. If the acquisition is completed and the formula price equals $28 per share, the Company would be required to issue approximately 570,000 shares. In addition, an aggregate of 3,240,000 shares of Common Stock are currently reserved for issuance pursuant to the Company's various stock plans. Moreover, if Proposals 2 and 3, regarding adoption of the Company's 2000 Combination Stock Option Plan and amendment of the Company's Stock Purchase Plan, respectively, are approved, an aggregate of 4,740,000 shares will be reserved for issuance pursuant to the Company's various stock plans.

     The proposed increase in the number of authorized shares of Common Stock will also give the Company greater flexibility by allowing shares of Common Stock to be issued by the Board of Directors without the delay and expense of a special meeting of stockholders. For example, the Board of Directors may deem it appropriate to make a private or public offering of the Common Stock in order to raise funds for working capital or other purposes, or the Common Stock may be issued to finance possible future acquisitions, or for distribution to the Company's stockholders in the event of a stock dividend or stock splits, or for distribution pursuant to employee benefit plans.

POSSIBLE EFFECTS OF THE PROPOSAL -- ANTITAKEOVER CONSIDERATIONS

     If the proposed amendment is adopted, the authority of the Board of Directors to issue the newly-authorized but unissued shares of Common Stock might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of the Company, since the issuance of additional shares of Common Stock would dilute the voting power of the Common Stock then outstanding.

     The Company's certificate of incorporation includes several provisions which may have the effect of preventing changes in the management of the Company. These provisions may make an unfriendly tender offer, proxy contest, merger or other change in control of the Company more difficult. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control of the Company. These provisions are also designed to reduce the vulnerability of the Company to unsolicited acquisition proposals and to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for the shares of Common Stock and, as a consequence, they also may inhibit fluctuations in the market price of the shares of Common Stock which could result from actual or rumored takeover attempts.

     The Board of Directors has the authority to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. If the Company issues preferred stock, the issuance may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. If the Company issues preferred stock with voting and conversion rights, the voting power of the holders of Common Stock may be adversely affected. Holders of Common Stock may lose voting control to the holders of preferred stock. Currently the Board of Directors has no plan to issue any preferred stock.

     The Company's certificate of incorporation contains a so-called "anti-greenmail" provision. The provision is intended to discourage speculators who accumulate beneficial ownership of a significant block of stock of a company and then, under the threat of making a tender offer or instigating a proxy contest or some other corporate disruption, succeed in extracting from the company a premium price to repurchase the shares acquired by the speculator. This tactic has become known as greenmail. The anti-greenmail provision prohibits the Company from purchasing any shares of Common Stock from a related person at a per share price in excess of the fair market value at the time of the purchase unless the purchase is approved by the holders of two-thirds of the outstanding shares of Common Stock, excluding any votes cast by the related person. The term "related person" means any person who acquires more than five percent of the Company's voting stock. Stockholder approval is not required for such purchases when the offer is made available on the same terms to all holders of shares of Common Stock or when the purchases are effected on the open market.

     The Company's certificate of incorporation also provides that all stockholder action must be effected at a duly called meeting and not by written consent, and that certain stockholder proposals may only be approved by the holders of 80% of the shares of stock entitled to vote on the proposal. In addition, the bylaws of the Company do not permit stockholders to call a special meeting of stockholders.

     In July 1997, the Board of Directors declared a dividend of one preferred share purchase right for each share of common stock outstanding on August 12, 1997 to the stockholders of record on that date. Each right entitles the registered holder to purchase from the Company one one-thousandths of a share of Series A Junior Participating preferred stock, par value $0.01 per share of the Company, at a purchase price of $135 per one one-thousandths of a share, subject to adjustment.

     Subject to certain limited exceptions, until the earlier to occur of (i) ten days following a public announcement that a person or group of affiliated or associated persons, an "acquiring person," has acquired beneficial ownership of 15% or more of the outstanding common stock or (ii) ten business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an acquiring person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding common stock, the earlier of such dates being called the "distribution date," the rights will be evidenced by the common stock certificates with a copy of the summary of rights attached thereto. As soon as practicable following the distribution date, the rights will become exercisable, separate certificates evidencing the rights will be mailed to stockholders of record on the distribution date, and the separate rights certificates alone will evidence the rights. The rights will expire on the earlier of (i) July 31, 2007, or (ii) the date on which the rights are redeemed.

     In the event that any person becomes an acquiring person, proper provisions shall be made so that each holder of a right, other than rights beneficially owned by the acquiring person and its affiliates and associates (which shall thereafter be void), will thereafter have the right to receive upon exercise that number of shares of common stock having a market value of two times the exercise price of the right. In the event that, at any time after a person becomes an acquiring person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the right, that number of shares of common stock of the surviving company which at the time of such transaction will have a market value of two times the exercise price of the right.

     At any time after any person becomes an acquiring person and prior to the acquisition by any person or group of a majority of the outstanding common stock, the Board of Directors may exchange the rights (other than rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of common stock per right, subject to adjustment. At any time prior to the time any person becomes an acquiring person, the Board of Directors may redeem the rights in whole, but not in part, at a price of $0.001 per right. The redemption of the rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

     The terms of the rights may be amended by the Board of Directors without the consent of the holders of the rights, except that from and after such time as any person becomes an acquiring person, no such amendment may adversely affect the interests of the holders of the rights (other than the acquiring person and its affiliates and associates).

     Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation from engaging in a wide range of specified transactions with any interested stockholder, defined to include, among others, any person or entity who in the last three years obtained 15% or more of any class or series of stock entitled to vote in the election of directors, unless, among other exceptions, the transaction is approved by (i) the Board of Directors prior to the date the interested stockholder obtained such status or (ii) the holders of two-thirds of the outstanding shares of each class or series of stock entitled to vote generally in the election of directors, not including those shares owned by the interested stockholder. By virtue of the Company's decision not to elect out of the statute's provisions, the statute applies to the Company.

     Stockholders of the Company do not now have preemptive rights to subscribe for or purchase additional shares of Common Stock, and the stockholders will have no preemptive rights to subscribe for or purchase any of the additional shares authorized by the proposed amendment.

     The affirmative vote of a majority of the outstanding shares of the Common Stock is required for adoption of Proposal No. 4.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 4.

                                 OTHER MATTERS

VOTING PROCEDURES

     The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. A quorum, consisting of a majority of shares of all stock issued, outstanding and entitled to vote at the Meeting, will be required to be present in person or by proxy for consideration of the proposal to elect directors, for the proposal to adopt the 2000 Plan, for the proposal to amend the Stock Purchase Plan and for the proposal to amend the Certificate of Incorporation. If a quorum is not present, a vote of a majority of the votes properly cast will adjourn the Meeting.

     The four nominees for directors of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company.

     The affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote thereon is required to approve the adoption of the 2000 Plan and the amendment of the Stock Purchase Plan. The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the proposal to amend the Certificate of Incorporation.

     Abstentions will have no effect on the outcome of the vote for the election of directors, but will have the effect of being cast against the proposals to adopt the 2000 Plan, to amend the Stock Purchase Plan and to amend the Certificate of Incorporation, even though the stockholder so abstaining intends a different interpretation. Shares of Common Stock held of record by brokers who do not return a signed and dated proxy or do not comply with the internet or telephone voting instructions will not be considered present at the Meeting, will not be counted towards a quorum and will not be voted in the election of directors or on the proposals to adopt the 2000 Plan, amend the Stock Purchase Plan and amend the Certificate of Incorporation. Shares of Common Stock held of record by brokers who return a signed and dated proxy or comply with the internet or telephone voting instructions but who fail to vote (a "broker nonvote") on the election of directors or the proposal to adopt the 2000 Plan and to amend the Stock Purchase Plan will count toward the quorum but will have no effect on those proposals not voted. Although broker nonvotes would count toward the quorum for the proposal to amend the Certificate of Incorporation, the broker nonvote would have the same legal effect as a vote against that proposal, even though that might not be the intent of the person giving the broker nonvote.

INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers LLP as the independent accountants to audit the Company's consolidated financial statements for the fiscal year ending September 30, 2000. Such firm and its predecessor have served continuously in that capacity since 1989.

     A representative of PricewaterhouseCoopers LLP will be at the Meeting and will be given an opportunity to make a statement, if so desired. The representative will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Nasdaq Stock Market. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended September 30, 1999 except that: Mr. Therrien filed a Form 5 for the year ended September 30, 1998 reporting gifts of common stock made in April and July 1998 and the granting of an option for 100 shares made in December 1997; Mr. Pippins filed a Form 4 in June 1999 reporting the sale of common stock from November 1998 (and May 1999); Mr. Pippins also filed a Form 5 in June 1999 for the exercise of options in April 1996, sale of shares in August 1996, purchases pursuant to the Employee Stock Purchase Plan in January and December 1997 and a grant of option for 100 shares in December 1997; Mr. Pippins filed a Form 5 for the year ended September 1999 in December reporting the exercise of options in June 1999; Mr. Werner filed a Form 5 for the year ended September 30, 1998 reporting exercises of options in

August 1997 and the granting of an option for 5,000 shares in July 1998; Mr. Beaulieu filed a Form 5 for the year ended September 30, 1998 reporting the grant of an option for 100 shares in December 1997; and Mr. Beaulieu filed a Form 4 for June 1999 reporting purchases pursuant to the Employee Stock Purchase Plan made December 1997 and June 1998.

OTHER PROPOSED ACTION

     The Board of Directors knows of no matters which may come before the Meeting other than the election of directors, the proposal to adopt the 2000 Plan, the proposal to amend the Stock Purchase Plan and the proposal to amend the Certificate of Incorporation. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

STOCKHOLDER PROPOSALS

     Proposals which stockholders intend to present at the Company's 2001 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than September 30, 2000. If a proponent fails to notify the Company by September 14, 2000 of a non-Rule 14a-8 stockholder proposal which it intends to submit at the Company's 2001 Annual Meeting of Stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter.

INCORPORATION BY REFERENCE

     To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

ANNUAL REPORT ON FORM 10-K

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO INVESTOR RELATIONS, BROOKS AUTOMATION, INC., 15 ELIZABETH DRIVE, CHELMSFORD, MASSACHUSETTS 01824.

     IT IS IMPORTANT THAT PROXIES BE AUTHORIZED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO (A) FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE, (B) VOTE VIA THE INTERNET, OR (C) VOTE VIA TELEPHONE.

VOTE BY TELEPHONE

It's fast, convenient and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683)

Follow these four easy steps:

1.  Read the accompanying Proxy Statement/Prospectus and Proxy Card

2. Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683). For shareholders residing outside the United States call collect on a touch-tone phone (1-201-536-8073).

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.  Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!

Call 1-877-PRX-VOTE anytime!

VOTE BY INTERNET

It's fast, convenient and your vote is immediately confirmed and posted

Follow these four easy steps:

1.  Read the accompanying Proxy Statement/Prospectus and Proxy Card

3.  Go to the Website http://www.eproxyvote.com/mapx

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.  Following the instructions provided.

YOUR VOTE IS IMPORTANT!

Go to http://www.eproxyvote.com/brks anytime!

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

IF YOU HAVE NOT SUBMITTED YOUR PROXY VOTING INSTRUCTIONS VIA THE INTERNET OR BY
  TELEPHONE, THEN PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE
                           ENCLOSED PREPAID ENVELOPE.

                                   Exhibit A

                            BROOKS AUTOMATION, INC.

                       2000 COMBINATION STOCK OPTION PLAN

SECTION 1.  PURPOSE

     The purpose of this Brooks Automation, Inc. Combination Stock Option Plan (the "Plan") is to attract and retain employees and to provide an incentive for them to assist Brooks Automation, Inc. (the "Company") to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

SECTION 2.  DEFINITIONS

     As used herein, the following terms have the indicated meanings:

          "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

          "Award" means any Option awarded under the Plan.

          "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means a committee of not less than two nonemployee directors appointed by the Board to administer the Plan or, alternatively, if the Board so determines, the whole Board of Directors.

          "Common Stock" or "Stock" means the Common Stock, $.01 par value, of the Company.

          "Company" means Brooks Automation, Inc., a Delaware corporation.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

          "Fair Market Value" means the fair market value of Common Stock as determined in accordance with Section 10 of this Plan.

          "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is intended to meet the requirements of Section 422 of the Code or any successor provision.

          "Nonqualified Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is not intended to be an Incentive Stock Option.

          "Option" means an Incentive Stock Option or a Nonqualified Stock
     Option.

          "Parent Corporation" has the meaning specified in Section 425(e) of the Code.

          "Participant" means a person selected by the Committee to receive an Award under the Plan.

          "Permanent Disability" has the meaning in Section 22(e)(3) of the Code.

          "Plan" means this Brooks Automation, Inc. 2000 Combination Stock Option Plan.

          "Subsidiary Corporation" has the meaning specified in Section 425(f) of the Code.

          "Ten Percent Stockholder" means an individual who owns (within the meaning of Section 425(d) of the Code) capital stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Parent Corporation or Subsidiary Corporation at the time an Incentive Stock Option is granted under this Plan.

SECTION 3.  ELIGIBILITY

     All employees of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.

SECTION 4.  STOCK SUBJECT TO PLAN

     (a) Subject to adjustment under Section 9, the maximum aggregate number of shares of the Company's Common Stock that may be issued under this Plan shall be 1,000,000 shares.

     (b) The shares to be issued under this Plan may be made available, at the discretion of the Board of Directors, from: (i) authorized but unissued shares;
(ii) shares previously reserved for issuance upon exercise of Options which have expired or been terminated; or (iii) treasury shares and shares reacquired by the Company for the purpose, including shares purchased in the open market.

     (c) If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, including without limitation the surrender of shares in payment for the Award or any tax obligation thereon, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan, subject, in the case of Incentive Stock Options, to any limitation required under the Code.

     (d) Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan.

SECTION 5.  ADMINISTRATION OF THE PLAN

     (a) The Plan shall be administered by the Committee. Except where the full Board of Directors serves as the Committee, the Committee shall serve at the pleasure of the Board, which may from time to time appoint additional members of the Committee, remove members and appoint new members in substitution for those previously appointed, and fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. The Committee may act by unanimous written consent in lieu of a meeting.

     (b) Subject to the express provisions of this Plan and provided that all actions taken shall be consistent with the purposes of the Plan, the Committee shall have full and complete authority and the sole discretion to: (i) determine those persons eligible under Section 3; (ii) select those persons to whom Awards shall be granted under the Plan; (iii) determine the number of shares covered by and the form of the Awards to be granted; (iv) determine the time or times when Awards shall be granted; (v) establish the terms and conditions upon which Options may be exercised; (vi) alter any restrictions or conditions upon any Awards; and (vii) adopt rules and regulations, establish, define and/or interpret any other terms and conditions, and make all other determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of the Plan.

     (c) The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

     (d) In making its determinations hereunder, the Committee shall take into account the nature of the services rendered or to be rendered by the recipient, their present and potential contributions to the success of the Company, and such other factors as the Committee, in its discretion, shall deem relevant in order to accomplish the purposes of the Plan.

SECTION 6.  STOCK OPTIONS

     (a) General. Subject to the provisions of the Plan, the Board may award Incentive Stock Options and Non-Qualified Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. Any Option granted under this Plan shall be upon such terms and conditions not inconsistent with this Plan as the Committee may determine. At the time of grant of any Option, the Committee shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. If the Option is not intended to be an Incentive Stock Option but otherwise qualifies to be such, the agreement will include a specific statement that it is not intended to qualify as an Incentive Stock Option.

     (b) Price. The price at which any shares of Stock may be purchased pursuant to the exercise of an Option shall be determined by the Committee but may not be less than the greater of (i) the minimum legal consideration required under the laws of the jurisdiction in which the Company is then organized or
(ii) the Fair Market Value of the Stock on the date of grant of the Option (or, in the case of Incentive Stock Options granted to Ten Percent Stockholders, 110% of the Fair Market Value on such date).

     (c) Period of Option. Each Option granted under this Plan shall continue in effect for such period not exceeding seven years as the Committee shall determine; provided, that any Incentive Stock Option must be granted within ten years from the date of establishment of this Plan or the date the Plan is approved by stockholders, whichever is earlier, and must have a term of not more than five years from the date of grant in the case of Incentive Stock Options granted to Ten Percent Stockholders.

     (d) Additional Provisions For ISOs. In the case of Incentive Stock Options, the following additional conditions shall apply:

     (i) Incentive Stock Options shall be granted only to employees of the Company;

     (ii) No Incentive Stock Option shall be exercisable beyond three months after the date upon which the Option holder ceases to be an employee of the Company or a Parent Corporation or Subsidiary Corporation, except that the Committee may provide in the Incentive Stock Option that in the event of termination of employment by reason of death or Permanent Disability of the holder, the Option may be exercised by the holder or his estate for a period of up to one year after termination of employment;

     (iii) Each Incentive Stock Option shall, by its terms, be transferable by the optionee only by will or the laws of descent and distribution, and shall be exercisable only by such employee during his lifetime; and

     (iv) The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder.

SECTION 7.  EXERCISE OF OPTIONS; PAYMENT

     (a) Options may be exercised in whole or in part at such time and in such manner as the Committee may determine and as shall be prescribed in the written agreement with each holder.

     (b) The purchase price of shares of Stock upon exercise of an Option shall be paid by the Option holder in full upon exercise and may be paid as the Committee may determine in its sole discretion in any combination of: (i) cash or check payable to the order of the Company; (ii) delivery of a promissory note; (iii) delivery of shares of Common Stock (valued at Fair Market Value at the date of purchase of the Common Stock subject to the Option); or (iv) such other means as the Committee may permit; provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by the Option holder may be made only if such payment does not result in a charge to earnings for financial accounting purposes, as determined by the Committee.

     (c) With the consent of the Committee, payment of the exercise price may also be made by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate such arrangements, the Company may enter into agreements for coordinating procedures with one or more securities brokerage firms. The date of delivery of such exercise notices shall be deemed the date of exercise.

     (d) The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable, including making the Common Stock issued upon exercise subject to restrictions on vesting or transferability, or to risk of forfeiture upon the happening of such events as the Committee may determine, any of which may be accelerated or waived in the Committee's sole discretion.

     (e) No shares of Common Stock shall be issued upon exercise of any Option under this Plan until full payment in the form approved by the Committee has been made and all other legal requirements applicable to the issuance or transfer of such shares and such other requirements as are consistent with the Plan have been complied with to the satisfaction of the Committee.

SECTION 8  GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws and accounting principles.

     (b) Date of Award. The date of any Award hereunder shall be the date upon which such Award is voted by the Committee (or approved by the full Board if such approval is legally required), unless the vote expressly provides otherwise.

     (c) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

     (d) Withholding. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

     (e) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

     (f) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise, or conversion of an Incentive Stock Option to a Non-Qualified Stock Option; provided, that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g) Loans. The Company may make loans to Participants to permit them to exercise Options. If any such loans are made, the requirements of applicable Federal and State law regarding such loans shall be met.

SECTION 9.  ADJUSTMENTS

     Upon the occurrence of any of the following events, a Participant's rights with respect to Awards granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the Participant and the Company.

     (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

     (b) Consolidation or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the Board of Directors of any entity assuming the obligations of the Company hereunder shall, as to outstanding Awards, make appropriate provision for the continuation of such Awards by substituting on an equitable basis for the shares then subject to such Awards the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition and by adjusting on an equitable basis the exercise price of such Awards to reflect such Acquisition.

     (c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than an Acquisition) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising rights under an Award shall be entitled to receive what he would have received if he had exercised prior to such recapitalization or reorganization.

     (d) Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs (a), (b) or (c) with respect to Incentive Stock Options shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such Incentive Stock Options (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such Incentive Stock Options. If the Committee determines that any such adjustments made with respect to Incentive Stock Options would constitute a modification of such Incentive Stock Options, it may refrain from making such adjustments.

     (e) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

     (f) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

     (g) Fractional Shares. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

     (h) Adjustments. Upon the happening of any of the events described in subparagraphs (a), (b) or (c) above, the class and aggregate number of shares set forth in Section 4 hereof that are subject to Awards which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee shall determine the specific adjustments to be made under this Section 9 and, subject to Section 5, its determination shall be conclusive.

SECTION 10.  FAIR MARKET VALUE

     (a) If the Common Stock is then traded on any national securities exchange or automated quotation system which has sale price reporting, the Fair Market Value of the Common Stock shall be the closing sales price, if any, on such exchange or system on the date as of which Fair Market Value is being determined or, if none, shall be determined by taking the closing sales price on the nearest date before that date in accordance with applicable regulations under the Code.

     (b) If the Common Stock is then traded on an exchange or system which does not have sale price reporting, the Fair Market Value of the Common Stock shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported for such the date as of which Fair Market Value is being determined, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after such date in accordance with applicable regulations under the Code.

     (c) With respect to Common Stock if it is not publicly traded and with respect to any other property, the Fair Market Value of such property shall be determined in good faith by the Committee or in the manner otherwise provided by the Committee from time to time.

SECTION 11.  MISCELLANEOUS

     (a) No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights Other Than Those Expressly Created. No person eligible to receive Awards under this Plan shall have any claim or right to be granted an Award hereunder. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Award holder any right to continue to be affiliated with the Company, (ii) giving any Award holder any equity or interest of any kind in any assets of the Company, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. As to any claim for any unpaid amounts under this Plan, any person having a claim for payments shall be an unsecured creditor. No Award holder shall have any of the rights of a stockholder with respect to shares of Stock covered by an Award until such time as the stock has been issued.

     (c) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts.

     (d) Effective Date of Plan. The effective date of this Plan shall be the date of adoption by the Board of Directors. If the Plan is subject to the approval of the stockholders under paragraph (e) below, upon such approval it shall be effective as of the date of adoption by the Board of Directors. The Committee may grant Awards under the Plan prior to any such required shareholder approval, and any such Awards which are of a type that require shareholder approval shall become effective as of the date of grant upon receipt of such approval.

     (e) Stockholder Approval. The adoption of this Plan, or any amendment hereto, shall be subject to approval by stockholders only to the extent required by (i) the Code, (ii) the rules under Section 16 of the Exchange Act, (iii) rules of any stock exchange or over-the-counter stock market, or (iv) as otherwise required by law. Any such approval shall be obtained within the time required by such law or rule. Any stockholder approval of this Plan or any amendment so required shall mean the affirmative vote of at least a majority of the shares of capital stock present and entitled to vote at a duly held meeting of stockholders, unless a greater vote is required by state corporation law or the law or rule requiring stockholder approval, in which case such greater requirement shall apply.

     (f) Amendment of Plan. The Board of Directors of the Company may at any time, and from time to time, amend, suspend or terminate this Plan in whole or in part; provided, however, that the Board of Directors may not modify the Plan in a manner requiring the approval of stockholders under paragraph (e) above unless such approval is obtained to the extent required.

     (g) Term of Plan. This Plan shall terminate ten years from the date of adoption by the Board of Directors, and no Award shall be granted under this Plan thereafter, but such termination shall not affect the validity of Awards granted prior to the date of termination.

                                   Exhibit B

                            BROOKS AUTOMATION, INC.

                       1995 EMPLOYEE STOCK PURCHASE PLAN
                         (AS AMENDED JANUARY   , 2000)

1.  PURPOSE.

     The Brooks Automation, Inc. 1995 Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of Brooks Automation, Inc. (the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company's $.01 par value common stock (the "Common Stock"). It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2.  ELIGIBLE EMPLOYEES.

     (a) All employees of the Company or any of its participating subsidiaries shall be eligible to receive options under this Plan to purchase the Company's Common Stock. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

     (b) For the purpose of this Plan, the term employee shall not include an employee whose customary employment is for not more than twenty (20) hours per week or is for not more than five (5) months in any calendar year.

3.  STOCK SUBJECT TO THE PLAN.

     The stock subject to the options granted hereunder shall be shares of the Company's authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 750,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like. If the number of shares of Common Stock reserved and available for any Offering Period (as defined hereafter) is insufficient to satisfy all purchase requirements for that Offering Period, the reserved and available shares for that Offering Period shall be apportioned among participating employees in proportion to their options.

4.  OFFERING PERIODS AND STOCK OPTIONS.

     (a) Six month periods during which payroll deductions will be accumulated under the Plan ("Offering Periods") will commence on January 1 and July 1 of each year and end on the June 30 or December 31 next following the commencement date. The first Offering Period shall commence on January 2, 1996 and end on June 30, 1996. Each Offering Period includes only regular pay days falling within it. The Offering

Commencement Date is the first day of each Offering Period. The Offering Termination Date is the applicable date on which an Offering Period ends under this Section.

     (b) On each Offering Commencement Date, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the Offering Termination Date at the Option Exercise Price, as provided in this paragraph (b), that number of full shares of Common Stock reserved for the purpose under the Plan as his or her accumulated payroll deductions on the Offering Termination Date (including any amount carried forward pursuant to Article 8 hereof) will pay for at the Option Exercise Price; provided that such employee remains eligible to participate in the Plan throughout such Offering Period. The Option Exercise Price for each Offering Period shall be the lesser of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Commencement Date, or (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Termination Date, in either case rounded up to avoid fractions other than multiples of 1/8. In the event of an increase or decrease in the number of outstanding shares of Common Stock through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Exercise Price per share provided for under the Plan, either by a proportionate increase in the number of shares and proportionate decrease in the Option Exercise Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Exercise Price per share, as may be required to enable an eligible employee who is then a participant in the Plan to acquire on the Offering Termination Date that number of full shares of Common Stock as his accumulated payroll deductions on such date will pay for at the Option Exercise Price, as so adjusted.

     (c) For purposes of this Plan, the term "fair market value" on any date means, if the Common Stock is listed on a national securities exchange or on the Nasdaq National Market, the average of the high and low sales prices of the Common Stock on such date on such exchange or as reported on Nasdaq National Market or, if the Common Stock is traded in the over-the-counter securities market, but not on the Nasdaq National Market, the average of the high and low bid quotations for the Common Stock on such date, each as published in the Wall Street Journal. If no shares of Common Stock are traded on the Offering Commencement Date or Offering Termination Date, the fair market value will be determined by taking the average of the fair market values on the immediately preceding and the next following business days on which shares of Common Stock are traded.

     (d) For purposes of this Plan the term "business day" as used herein means a day on which there is trading on a national securities exchange or the Nasdaq National Market on which the Common Stock is listed.

     (e) No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or participating subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with Section 423(b)(8) of the Code.

5.  EXERCISE OF OPTION.

     Each eligible employee who continues to be a participant in the Plan on the Offering Termination Date shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date, plus any amount carried forward pursuant to Article 8 hereof, will pay for at the Option Exercise Price, but in no event may an employee purchase shares of Common Stock in excess of 1,500 shares of Common Stock on any Offering Termination Date. If a participant is not an employee on the Offering Termination Date and throughout an Offering Period, he or she shall not be entitled to exercise his or her option. All options issued under the Plan shall, unless exercised as set forth herein, expire at the end of the Offering Termination Date with respect to the Offering Period during which such options were issued.

6.  AUTHORIZATION FOR ENTERING PLAN.

     (a) An eligible employee may enter the Plan by filling out, signing and delivering to the Chief Financial Officer of the Company or his or her designee an authorization ("Authorization"):

     (i)  stating the amount to be deducted regularly from his or her pay;

     (ii) authorizing the purchase of stock for him or her in each Offering Period in accordance with the terms of the Plan;

     (iii) specifying the exact name in which Common Stock purchased for him or her is to be issued in accordance with Article 11 hereof; and

     (iv) at the discretion of the employee in accordance with Article 14, designating a beneficiary who is to receive any Common Stock and/or cash in the event of his or her death.

Such Authorization must be received by the Chief Financial Officer of the Company or his or her designee at least ten (10) business days before an Offering Commencement Date.

     (b) The Company will accumulate and hold for the employee's account the amounts deducted from his or her pay. No interest will be paid thereon. Participating employees may not make any separate cash payments into their account.

     (c) Unless an employee files a new Authorization or withdraws from the Plan, his or her deductions and purchases under the Authorization he or she has on file under the Plan will continue as long as the Plan remains in effect. An employee may increase or decrease the amount of his or her payroll deductions as of the next Offering Commencement Date by filling out, signing and delivering to the Chief Financial Officer of the Company or his or her designee a new Authorization. Such new Authorization must be received by the Chief Financial Officer of the Company or his designee at least ten (10) business days before the date of such next Offering Commencement Date.

7.  ALLOWABLE PAYROLL DEDUCTIONS.

     An employee may authorize payroll deductions in any even dollar amount up to but not more than ten percent (10%) of his or her base pay; provided, however, that the minimum deduction in respect of any payroll period shall be one percent (1%) of his or her base pay but in no event less than five dollars ($5); and provided further that the maximum percentage shall be reduced to meet the requirements of Section 4(e) hereof. Base pay means regular straight-time earnings and, if applicable, commissions, but excluding payments for overtime, bonuses, and other special payments.

8.  UNUSED PAYROLL DEDUCTIONS.

     Only full shares of Common Stock may be purchased. Any balance remaining in an employee's account after a purchase will be reported to the employee and will be carried forward to the next Offering Period. However, in no event will the amount of the unused payroll deductions carried forward from a payroll period exceed the Option Exercise Price per share for the immediately preceding Offering Period. If for any Offering

Period the amount of unused payroll deductions should exceed the Option Exercise Price per share, the amount of the excess for any participant shall be refunded to such participant, without interest.

9.  CHANGE IN PAYROLL DEDUCTIONS.

     Deductions may not be increased or decreased during an Offering Period.

10.  WITHDRAWAL FROM THE PLAN.

     (a) An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his or her account under the Plan at any time prior to the Offering Termination Date by delivering a notice to the Chief Financial Officer of the Company or his or her designee (a "Withdrawal Notice") in which event the Company will promptly refund without interest the entire balance of such employee's deductions not theretofore used to purchase Common Stock under the Plan.

     (b) If employee withdraws from the Plan, the employee's rights under the Plan will be terminated and no further payroll deductions will be made. To reenter, such an employee must file a new Authorization at least ten (10) business days before the next Offering Commencement Date. Such Authorization will become effective for the Offering Period that commences on such Offering Commencement Date. Notwithstanding the foregoing, employees who are subject to
Section 16 of the Securities Exchange Act of 1934, as amended, who withdraw from the Plan may not reenter the Plan until the next Offering Commencement Date which is at least six months following the date of such withdrawal.

11.  ISSUANCE OF STOCK.

     Upon written request, certificates for Common Stock will be issued and delivered to participants as soon as practicable after each Offering Period. Common Stock purchased under the Plan will be issued only in the name of the employee, or in the case of employees who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended, if the employee's Authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

12.  NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS.

     An employee's rights under the Plan are his or hers alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him or her, except as provided in Article 13 in the event of an employee's death.

13.  TERMINATION OF EMPLOYEE'S RIGHTS.

     (a) Except as set forth in the last paragraph of this Article 13, an employee's rights under the Plan will terminate when he or she ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in the customary employ of the Company for greater than twenty (20) hours per week, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded.

     (b) If an employee's payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him or her on the day the interruption occurs.

     (c) Upon termination of the participating employee's employment because of death, the employee's beneficiary (as defined in Article 14) shall have the right to elect, by written notice given to the Chief Financial Officer of the Company or his or her designee prior to the expiration of the thirty (30) day period commencing with the date of the death of the employee, either (i) to withdraw, without interest, all of the payroll deductions credited to the employee's account under the Plan, or (ii) to exercise the employee's option for the purchase of shares of Common Stock on the next Offering Termination Date following the date of the employee's death for the purchase of that number of full shares of Common Stock reserved for the purpose of the Plan which the accumulated payroll deductions in the employee's account at the date of the employee's death will purchase at the applicable Option Exercise Price (subject to the maximum number set forth in Article 5), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the Chief Financial Officer of the Company or his or her designee, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the employee's account at the date of the employee's death and the same will be paid promptly to said beneficiary, without interest.

14.  DESIGNATION OF BENEFICIARY.

     A participating employee may file a written designation of a beneficiary who is to receive any Common Stock and/or cash in case of his or her death. Such designation of beneficiary may be changed by the employee at any time by written notice. Upon the death of a participating employee and upon receipt by the Company of proof of the identity and existence at the employee's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participating employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such employee's death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the employee, or if, to the knowledge of the Company, no such executor or administrator has been appointed, the Company, in the discretion of the Committee, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the employee as the Committee may designate. No beneficiary shall, prior to the death of the employee by whom he or she has been designated, acquire any interest in the Common Stock or cash credited to the employee under the Plan.

15.  TERMINATION AND AMENDMENTS TO PLAN.

     (a) The Plan may be terminated at any time by the Company's Board of Directors, effective on the next following Offering Termination Date. Notwithstanding the foregoing, it will terminate when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded without interest.

     (b) The Board of Directors reserves the right to amend the Plan from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would (a) except as provided in Articles 3, 4, 24 and 25, increase the aggregate number of shares of Common Stock to be offered under the Plan, or (b) change the class of employees eligible to receive options under the Plan; provided, further, that so long as there is a requirement under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, for stockholder approval of the Plan and certain amendments thereto, any such amendment which (a) materially increases the number of shares of Common Stock which may be issued under the Plan, (b) materially increases the benefits accruing to participants in the Plan or (c) materially modifies the requirements as to eligibility for participation in the Plan, shall be subject to stockholder approval.

16.  LIMITATIONS OF SALE OF STOCK PURCHASED UNDER THE PLAN.

     Common Stock purchased under the Plan by employees who are subject to
Section 16 of the Securities Exchange Act of 1934, as amended, may not be sold for six (6) months after the Offering Termination Date on which such shares were purchased, unless such transaction shall be exempt from Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Thereafter, such employees may sell Common Stock purchased under the Plan at any time. Notwithstanding the foregoing, because of certain Federal tax requirements, all employees will agree by entering the Plan, promptly to give the Company notice of any such Common Stock disposed of within two years after the Offering Commencement Date on which the related option was granted showing the number of such shares disposed of. The employee assumes the risk of any market fluctuations in the price of such Common Stock. Certificates representing shares of Common Stock purchased under the Plan will bear a legend reflecting the restrictions on transfer set forth herein.

17.  COMPANY'S PAYMENT OF EXPENSES RELATED TO PLAN.

     The Company will bear all costs of administering and carrying out the Plan.

18.  PARTICIPATING SUBSIDIARIES.

     The term "participating subsidiaries" shall mean any subsidiary of the Company which is designated by the Committee (as defined in Article 19) to participate in the Plan. The Committee shall have the power to make such designation before or after the Plan is approved by the stockholders.

19.  ADMINISTRATION OF THE PLAN.

     (a) The Plan shall be administered by a committee of "disinterested" directors as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, appointed by the Board of Directors of the Company, which shall be the Company's Compensation Committee (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee.

     (b) The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     (c) The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. With respect to persons subject to Section 16 of the Securities and Exchange Act of 1934, as amended, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under said Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by that Committee.

     (d) Promptly after the end of each Offering Period, the Committee shall prepare and distribute to each participating employee in the Plan a report containing the amount of the participating employee's accumulated payroll deductions as of the Offering Termination Date, the Option Exercise Price for such Offering Period, the number of shares of Common Stock purchased by the participating employee with the participating employee's accumulated payroll deductions, and the amount of any unused payroll deductions either to be carried forward to the next Offering Period, or returned to the participating employee without interest.

     (e) No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company shall indemnify each member of the Board of Directors and the Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under this Plan.

20.  OPTIONEES NOT STOCKHOLDERS.

     Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the Company with respect to the shares covered by such option until such shares have been purchased by and issued to him or her.

21.  APPLICATION OF FUNDS.

     The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employees' payroll deductions.

22.  GOVERNMENTAL REGULATION.

     (a) The Company's obligation to sell and deliver shares of the Company's Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

     (b) In this regard, the Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.

23.  TRANSFERABILITY.

     Neither payroll deductions credited to an employee's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 10.

24.  EFFECT OF CHANGES OF COMMON STOCK.

     If the Company should subdivide or reclassify the Common Stock which has been or may be optioned under the Plan, or should declare thereon any dividend payable in shares of such Common Stock, or should take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.

25.  MERGER OR CONSOLIDATION.

     If the Company should at any time merge into or consolidate with another corporation, the Board of Directors may, at its election, either (i) terminate the Plan and refund without interest the entire balance of each participating employee's payroll deductions, or (ii) entitle each participating employee to receive on the Offering Termination Date upon the exercise of such option for each share of Common Stock as to which such option shall be exercised the securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Board of Directors shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of this Article 25 shall thereafter be applicable, as nearly as reasonably possible. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

26.  WITHHOLDING OF ADDITIONAL FEDERAL INCOME TAX.

     The Company will undertake such withholding in connection with the Plan as it determines is appropriate, in its sole discretion.

27.  APPROVAL OF STOCKHOLDERS.

     The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of Common Stock of the Company, which approval must occur no later than the end of the first Offering Period after the date the Plan is adopted by the Board of Directors. Options may be granted under the Plan prior and subject to such stockholder approval. If the Plan is not so approved by the stockholders, all payroll deductions from participating employees shall be returned without interest and all options so granted shall terminate.

     Dates of Approval by the Board of Directors:  November 1, 1995, December
10, 1997, and January   , 2000.

     Dates of Approval by the Stockholders:  February 22, 1996, February 26,
1998, and                .

--------------------------------------------------------------------------------
                                   DETACH HERE

                                      PROXY

                             BROOKS AUTOMATION, INC.

         The undersigned hereby appoints Robert J. Therrien and Ellen B. Richstone, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 2000 Annual Meeting of Stockholders of Brooks Automation, Inc. to be held on Thursday, February 24, 2000, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

Please mark /X/
votes as in this
example.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AS DIRECTORS.

1.       Election of Directors:

         Nominees: Robert J. Therrien, Roger D. Emerick, Amin J. Khoury, Juergen Giessman

                         FOR                   WITHHELD
                         / /                   / /


/ /      -------------------------------------
         For all nominees except as noted above



2.       To Adopt the Company's 2000 Combination Stock Option Plan.


                    FOR            AGAINST              ABSTAIN
                    / /            / /                  / /


3.       To Amend the Company's 1995 Employee Stock Purchase Plan.

                    FOR            AGAINST              ABSTAIN
                    / /            / /                  / /


4. To amend the Company's Certificate of Incorporation, to increase the number of shares of the Company's Common Stock from 21,500,000 to 43,000,000

                    FOR            AGAINST              ABSTAIN
                    / /            / /                  / /


                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

                           (Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing.)


Signature:_________________________________       Date:_________________________




Signature:_________________________________       Date:_________________________